UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report:	March 6, 2009
(Date of earliest event reported):	March 5, 2009

FULTON FINANCIAL CORPORATION

(Exact name of Registrant as specified in its Charter)

Pennsylvania	0-10587	23-2195389
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

P.O. Box 4887, One Penn Square Lancaster, Pennsylvania	17604
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	717-291-2411
Former name or former address, if changed since last Report:	N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement to communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02.       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At a meeting on March 5, 2009, the Board of Directors of Fulton Financial Corporation (“Fulton”) elected E. Philip Wenger to serve as a director of Fulton effective March 5, 2009. Mr. Wenger will hold office for a term expiring at the Fulton Annual Meeting of Shareholders on April 29, 2009, and until his successor is elected and qualified. He will stand for election by shareholders for a term of one year at the 2009 Annual Meeting.

Mr. Wenger, age 51, of Pequea, Pennsylvania, is also the President and Chief Operating Officer of Fulton. Prior to serving as Fulton’s President and Chief Operating Officer, Mr. Wenger was a Senior Executive Vice President of Fulton and the Chairman of Fulton Bank. He has held several other key management positions with Fulton or Fulton affiliates since he was originally hired in 1979. There are no arrangements or understandings between Mr. Wenger and any other persons or entities pursuant to which Mr. Wenger was selected as a director. All existing compensation arrangements with Mr. Wenger remain the same. No director fees are paid to any director who is also a salaried officer of Fulton or one of its affiliate banks or subsidiaries.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 6, 2009	FULTON FINANCIAL CORPORATION By: _/s/ Charles J. Nugent________________ Charles J. Nugent, Senior Executive Vice President and Chief Financial Officer

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